Exhibit 5.1

              DANZIG KAYE COOPER FIORE & KAY, LLP
                      COUNSELLORS AT LAW
                       30A VREELAND ROAD
                 FLORHAM PARK, NEW JERSEY 07932
                       TEL: 973-443-0600
                       FAX: 973-443-0609






                    April 4, 2003

Telco-Technology, Inc.
60 Bowers Lane
Closter, New Jersey 07642

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Telco-Technology, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 6,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's 2003 Consultant Stock Compensation Plan.

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.






Telco-Technology, Inc.
April 4, 2003
Page 2


We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,


/s/ Danzig Kaye Cooper Fiore & Kay, LLP
DANZIG KAYE COOPER FIORE & KAY, LLP